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                                                                   EXHIBIT 21.1


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SUBSIDIARIES OF NOVELLUS


Novellus Systems International, Inc.            Novellus Systems Japan
Novellus Systems Export, Inc.                   KSP Bldg., R&D C-10F,
4000 N. First St.                               3-2-1 Sakado, Takatsu-ku, Kawasaki-shi
San Jose, CA  95134 USA                         Kanagawa-ken 213-0012, Japan
T 408.943.9700                                  T 81.44.850.1500
F 408.943.3422                                  F 81.44.850.1778

Novellus Systems BV                             Novellus Systems Korea Co. Ltd.
European Logistics                              2F, DaeWoo Engineering Building
Ganderweg 1                                     9-3 SuNae-Dong, BunDang-Ku,
PO Box 75519                                    SungNam City
Luchthaven, Schiphol                            Kyungki-Do, 463-020, Korea
The Neatherlands 1118 ZN                        T 82.31.738.1114
T 31.20.655.6205                                F 82.31.714.9921
F 31.20.655.6195
                                                Novellus Systems (H.K.) Ltd., Taiwan
Novellus Systems SARL                           9F, No. 6, Lane 99
Parc de la Julienne, Bat. D, 1er etage,         Pu-Ting Road
91830 Le Coudray Montceaux                      Hsinchu City, Taiwan 30801 R.O.C.
France                                          T 886.3.5730550
T 33.1.64.93.7070                               F 886.3.5730553
F 33.1.64.93.8787
                                                Novellus Systems Semiconductor
Novellus Systems SARL                           Equipment (Shanghai) Co. Ltd.
Parc Technologique des Fontaines                Unit 10 SOHO Building
Chemin des Fontaines                            439 Chun Xiao Road, Pudong New Area,
38190 Bernin                                    Shanghai 201203, P.R.China
France                                          T 86.21.50802056
T 33.4.76.08.0000                               F 86.21.50802103
F 33.4.76.08.7667
                                                Novellus Systems International
Novellus Systems GmbH                           Trading (Shanghai) Co. Ltd.
Moritzburger Weg 67, Entrance E 1st Floor       Rm. 237, No. 2, Tai Zhong South Road,
01109 Dresden,                                  Waigaoqiao Free Trade Zone, Pudong New Area
Germany                                         Shanghai 200131, P.R. China
T 49.351.8838.3200                              T 86.21.50802056
F 49.351.8838.3299                              F 86.21.50802103
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
Novellus Systems Ireland Ltd.                   Novellus Systems (Malaysia) Sdn. Bhd.
Mill Street                                     Suite B3-1 Ground Floor
Maynooth, County Kildare                        Kulim Hi-Tech Park,
Ireland                                         09000 Kulim
T 353.1.629.3270                                Kedah Darul Amam, Malaysia
F 353.1.601.6584                                T 604.403.3368
                                                F 604.403.3378
Novellus Systems Italy
Via 16a Strada 48-50                            Novellus Systems (India) Pvt. Ltd.
Zona Industriale                                Le Parc Richmonde, 2nd Fl.
Piano d'Arci                                    51 Richmond Road
95121 Catania, Italy                            Bangalore, India 560025
T 39.095.592.810                                T 91.80.22296146
F 39.095.592.810                                F 91.80.22296145

Novellus Systems Israel Ltd.                    SpeedFam-IPEC Limited
2 Tzoran St. (0-3S)                             Brindley Road, Dodwells Bridge
The New Industrial Zone                         Industrial Estates
Qiryat-Gat, 82109                               Hinckley Leicestershire
T 972.7.666.2743                                LE10 3BY England
F 972.7.666.6362                                Tel: 44.1455.631707
                                                Fax: 44.1455.611360
SpeedFam-IPEC, Inc.
300 N. 56th Street
Chandler, Arizona 85226
T 480.961.1600
F 480.705.2122
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